FUND PARTICIPATION AGREEMENT

     THIS FUND PARTICIPATION AGREEMENT is made and entered into as of _________, 1997 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Company"), AMERICAN CENTURY INVESTMENT SERVICES, INC. "Distributor"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("Manager").

     WHEREAS, the Company offers to the public certain group variable annuity contracts and group variable life insurance contracts (the "Contracts") and

     WHEREAS, the Company wishes to offer as investment options under the Contracts, the funds identified in EXHIBIT A attached hereto, (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, (the Investment Company Act"), and

     WHEREAS, on the terms and conditions hereinafter set forth, Distributor and Manager desire to make shares of the Funds available as investment options under the Contracts and to retain the Company to perform certain administrative services on behalf of the Funds,

     NOW, THEREFORE, the Company, Manager and Distributor agree as follows:

     1. TRANSACTIONS IN THE FUNDS. Subject to the terms and conditions of this Agreement, Distributor will make shares of the Funds available to be purchased, exchanged, or redeemed, by the Company on behalf of the Contract owners through the Accounts (defined in Section 6(a) below) through a single account per Fund at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to satisfy the requirements of the Contracts for which the Funds serve as underlying investment media. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

     2. ADMINISTRATIVE SERVICES. The Company shall be solely responsible for providing all administrative services for the Contracts owners. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of administrative services to the Contract owners.

     3. PROCESSING AND TIMING OF TRANSACTIONS.

     (a) Distributor hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day (currently, 3:00 p.m. Central time) and transmitted to the Fund's transfer agent by 9:00 a.m. Central time on the next following Business Day will be executed at the net asset value determined as of the Close of Trading on the previous Business Day ("Day 1"). Any Orders received by the Company after the Close of Trading, and all Orders that are transmitted by the Company after 9:00 a.m. Central time on the next following Business Day, will be executed at the net asset value next determined following receipt of such Order. The day as of which an Order is executed pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date".

     (b) By 5:30 p.m. Central time on each Business Day, Distributor will provide to the Company, via facsimile or other electronic transmission acceptable to the Company, the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading. If Distributor provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the separate accounts shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported to the Company promptly upon discovery.

     (c) By 9:00 a.m. Central time on each Business Day, the Company will provide to Distributor via facsimile or other electronic transmission acceptable to Distributor a report stating whether the Orders received by the Company from Contract owners by the Close of Trading on the preceding Business Day resulted in the Accounts being a net purchaser or net seller of shares of the Funds. As used in this Agreement, the phrase "other electronic transmission acceptable to Distributor" includes the use of remote computer terminals located at the premises of the Company, its agents or affiliates, which terminals may be linked electronically to the computer system of Distributor, its agents or affiliates (hereinafter, "Remote Computer Terminals").

     (d) Upon the timely receipt from the Company of the report described in (c) above, Distributor will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as of the Close of Trading on Day
1. Payment for net purchase transactions shall be made by wire transfer to the custodial account designated by the Funds on the Business Day next following the Effective Trade Date. Such wire transfers shall be initiated by the Company's bank prior to 3:00 p.m. Central time and received by the Funds prior to 5:00 p.m. Central time on the Business Day next following the Effective Trade Date. If payments for a purchase Order is not timely received, such Order will be executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Funds to the account designated by the appropriate receiving party within the time period set forth in the applicable Fund's then-current prospectus: provided, however, Distributor will use all reasonable efforts to settle all redemptions on the Business Day following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

     4. PROSPECTUS AND PROXY MATERIALS.

     (a) Distributor shall provide to the shareholder of record copies of the Funds' proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Funds' shareholders. In addition, Distributor shall provide the Company with a sufficient quantity of prospectuses of the Funds to be used in conjunction with the transactions contemplated by this Agreement, together with such additional copies of the Funds' prospectuses as may be reasonably requested by Company. If requested by the Company in lieu thereof, Distributor or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the Funds' printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts, prospectuses for other mutual funds in which the Contracts may be invested, and the Funds' new prospectus printed together in one document. If the Company provides for pass-through voting by the Contract owners, Distributor will provide the Company with a sufficient quantity of proxy materials for each Contract owner.

     (b) The cost of preparing, printing and shipping of the prospectuses, proxy materials, periodic fund reports and other materials of the Funds to the Company shall be paid by Distributor or its agents or affiliates, provided, however, that if at any time Distributor or its agent reasonably deems the usage by the Company of such items to be excessive, it may, prior to the delivery of any quantity of materials in excess of what is deemed reasonable, request that the Company demonstrate the reasonableness of such usage. If the Distributor believes the reasonableness of such usage has not been adequately demonstrated, it may request that the Company pay the cost of printing (including press time) and delivery of any excess copies of such materials. Unless the Company agrees to make such payments, Distributor may refuse to supply such additional materials and this section shall not be interpreted as requiring delivery by Distributor of any copies in excess of the number of copies to be provided to existing Contract owners.

     (c) The cost of distribution, if any, of any prospectuses, proxy materials, periodic fund reports and other materials of the Funds to the Contract owners shall be paid by the Company and shall not be the responsibility of Distributor, Manager or the Funds.

     5. COMPENSATION AND EXPENSES.

     (a) The Accounts shall be the sole shareholder of Fund shares purchased for the Contract owners pursuant to this Agreement (the "Record Owners"). The Company and the Record Owners shall properly complete any applications or other forms required by Distributor or the Funds' transfer agent from time to time.

     (b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of performance by the Company of the administrative services and performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee (the "Administrative Services fee") equal to 20 basis points (0.20%) per annum of the average aggregate amount invested by the Company under this Agreement, commencing with the month in which the average aggregate market value of investments by the Company (on behalf of the Contract owners) in the Funds exceeds $10 million. No payment obligation shall arise until the Company's average aggregate investment in the Funds reaches $10 million, and such payment obligation, once commenced, shall be suspended with respect to any month during which the Company's average aggregate investment in the Funds drops below $10 million.

     (c) The parties understand that Distributor customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by the Company to the Contract owners. The parties agree that the payments by Distributor to the Company, like Distributor's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

     (d) For the purposes of computing the payment to the Company contemplated by this Section 5, the average aggregate amount invested by the Accounts in the Funds over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Company) on each Business Day during the month and dividing by the total number of Business Days during such month.

     (e) Distributor will calculate the amount of the payment to be made pursuant to this SECTION 5 at the end of each calendar quarter and will make such payment to the Company within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Distributor for the relevant months and such other supporting data as may be reasonably requested by the Company and shall be mailed to:

                             The Prudential Insurance Company of America

                             ____________________________________________

                             ____________________________________________


                             Attention: ________________________________

     6. REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has established the accounts set forth on Exhibit B hereto (the "Accounts"), each of which is a separate account under New Jersey Insurance law, and has to the extent required by law registered each Account as a unit investment trust under the Investment Company Act to serve as an investment vehicle for the Contracts: (iii) each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified investment companies selected among those companies available through the Account to act as underlying investment media: (iv) selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable
Contract: and (v) the activities of the Company contemplated by this Agreement comply with all provisions of federal and state insurance, securities, and tax laws applicable to such activities.

     (b) Distributor and Manager represent that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Distributor and Manager, enforceable in accordance with its terms: and (ii) the investments of the Funds will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the regulations thereunder, and that at all times while this Agreement is in effect, all beneficial interests in each of the Funds will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code. In the event of a breach of this Section 6 (b)(ii) by any Fund. Distributor or Manager will take all reasonable steps (A) to notify the Company of such breach and (B) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

     (c) Distributor and Manager represent that the Funds are currently qualified as Regulated Investment Companies under Subchapter M of the Internal Revenue Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision), and that Distributor or Manager will notify the Company immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or that it might not qualify in the future.

     7. ADDITIONAL COVENANTS AND AGREEMENTS.

     (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement.

     (b) Each party shall promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

     (c) The Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to each Account on any Business Day will be based upon instructions that it received from the Contract owners in proper form prior to the Close of Trading of the Exchange on that Business Day.

     (d) The Company covenants and agrees that all Orders transmitted to the Funds' transfer agent, whether by telephone, telecopy, or other electronic transmission acceptable to Distributor, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Accounts. Absent actual knowledge to the contrary, Distributor shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of the Company is "an appropriate person" as used in Sections 8-107 and 8401 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Company shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of Remote Computer Terminals and assumes full responsibility for the security therefor. The Company further agrees to be solely responsible for the accuracy, propriety and consequences of all data transmitted to Distributor by the Company by telephone, telecopy or other electronic transmission acceptable to Distributor.

     (e) The Company shall furnish, or shall cause to be furnished, to Distributor, each piece of sales literature or other promotional material in which a Fund, Manager or Distributor is named, at least ten business days prior to its use. No such material shall be used if the Fund, Manager or Distributor reasonably objects in writing to such use within ten business days after receipt of such material.

     (f) The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning a Fund other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for a Fund, or in sales literature or other promotional material approved by Distributor, except with the permission of Distributor. Distributor agrees to respond to any request for approval on a prompt and timely basis.

     (g) Distributor shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Account is named, at least ten business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within ten business days after receipt of such material.

     (h) Neither Distributor nor Manager shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

     (i) Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to any Fund or its shares, upon the Company's request.

     (j) The Company will provide to Distributor or Manager at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts or each Account, upon Distributor's or Manager's request.

     (k) For purposes of this Section 7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature(i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the Investment Company Act or the Securities Act of 1933 (the "l993 Act").

     8. USE OF NAMES. Except as otherwise expressly provided for in this Agreement, neither Distributor, Manager nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of Manager, Distributor or a Fund, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either Manager, Distributor or that Fund, as appropriate, the granting of which shall be at the sole option of Distributor, Manager or such Fund.

     9. PROXY VOTING.

     (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the Investment Company Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in SECTION 11(A) below) participating in any Fund calculate voting privileges in a consistent manner.

     (b) The Company will distribute to Contract owners all proxy material furnished by Distributor and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners.

     10. INDEMNITY.

     (a) Distributor and Manager agree to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and each person, if any, who controls the Company within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this SECTION 10(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by Distributor or Manager of a material provision of this Agreement, or (ii) arise out or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or prospectus of the Funds or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement there in not misleading. Distributor or Manager will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Distributor shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company in performing its obligations under this Agreement.

     (b) The Company agrees to indemnify and hold harmless Distributor, Manager and the Funds and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls the Funds, Manager or Distributor within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this SECTION 10(B)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by the Company of a material provision of this Agreement, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or prospectus of the Company regarding the Contracts, if any, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) result from the use by any person of a Remote Computer Terminal. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Distributor, Manager or the Funds in performing their obligations under this Agreement.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this SECTION 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnified party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

     11. POTENTIAL CONFLICTS.

     (a) The Company has received a copy of an application for exemptive relief, as amended, filed by Distributor on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief As set forth in such application, the Board of Directors of the Funds (the "Board") will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts ("Participating Companies") investing in the Funds. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority;
(ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

     (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

     (i) withdrawing the assets allocable to the Accounts from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and/or

     (ii) establishing a new registered management investment company or managed separate account.

     (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in the Funds, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Funds and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     (e) For the purpose of this SECTION 11, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Funds be required to establish a new funding medium for any Contract. The Company shall not be required by this SECTION 11 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

     12. TERMINATION. This agreement shall terminate as to the sale and issuance of new Contracts:

     (a) at the option of either the Company, Distributor or the Manager upon six months' advance written notice to the other;

     (b) at the option of the Company if the Funds' shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

     (c) at the option of either the Company, Distributor or the Manager, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Accounts, the Company, Distributor, or the Funds by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

     (d) upon termination of the Management Agreement between the Funds and Manager. Notice of such termination shall be promptly furnished to the Company. This SUBSECTION (D) shall not be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between the Funds and Manager;

     (e) upon the requisite vote of Contract owners having an interest in the Funds to substitute for the Funds' shares the shares of another investment company in accordance with the terms of Contracts for which the Funds' shares had been selected to serve as the underlying investment medium The Company will give 60 days' written notice to the Funds and Distributor of any proposed vote to replace the Funds' shares;

     (f) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

     (g) if the Funds' shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Company. Prompt notice shall be given by either party should such situation occur;

     (h) at the option of the Distributor or Manager, if Distributor or Manager reasonably determines in good faith that the Company is not offering shares of the Fund in conformity with the terms of this Agreement or applicable law;

     (i) at the option of any party hereto upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party's counsel violate any applicable federal or state law, rule, regulation or judicial order;

     (j) At the option of the Company if a Fund fails to meet the diversification requirements specified in Section 6(i) hereof; or

     (k) At the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement.

     13. CONTINUATION OF AGREEMENT. Termination as the result of any cause listed in SECTION 12 shall not affect Distributor's obligation to cause the Funds to continue to furnish their shares under the terms of this Agreement to Contracts then in force for which their shares serve or may serve as the underlying medium (unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body). Following termination, Distributor shall not have any Administrative Services payment obligation to the Company (except for payment obligations accrued but not yet paid as of the termination date).

     14. NON-EXCLUSIVITY. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

     15. SURVIVAL. The provisions of SECTION 8 (use of names) and SECTION 10 (indemnity) of this Agreement shall survive termination of this Agreement.

     16. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

     17. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:

              The Prudential Insurance Company of America
              751 Broad Street, 21 Plaza
              Newark, New Jersey 07102
              Attention: Mary L. Cavanaugh, Esq.
              (201)802-4799 (office number)
              (201) 643-5520 (telecopy number)

     To the Issuer or Distributor:

              American Century Investments
              4500 Main Street
              Kansas City, Missouri 64111
              Attention: Charles A. Etherington, Esq.
              (816)340-4051 (office number)
              (816) 340-4964 (telecopy number)

Any notice, demand or other communication given in a manner prescribed in this
SECTION 17 shall be deemed to have been delivered on receipt.

     18. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     21. ENTIRE AGREEMENT. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

     22. CONFIDENTIALITY. Subject to applicable law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other parry hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the expressed prior written consent of the affected party.

     23. COOPERATION. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

AMERICAN CENTURY INVESTMENT                       THE PRUDENTIAL INSURANCE
SERVICES, INC.                                    COMPANY OF AMERICA

By: __________________________________            By:_________________________
        William M. Lyons                          Name: ______________________
        Executive Vice President                  Title: _____________________



AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.

By:____________________________________
        William M. Lyons
        Executive Vice President

                                    EXHIBIT A

                                 FUNDS AVAILABLE

================================================================================
           ISSUER              |             NAME OF FUND
================================================================================
TCI Portfolios, Inc.           | TCI Balanced
                               |------------------------------------------------
                               | TCI Growth
                               |------------------------------------------------
                               | TCI International
                               |------------------------------------------------
                               | TCI Value
================================================================================

                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this l5th day of April , 1997, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS CAPITAL CORPORATION, a Colorado corporation (the "Adviser"), and PRUDENTIAL INSURANCE COMPANY OF AMERICA, a life insurance company organized under the laws of the State of New Jersey (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

     WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts; and

     WHEREAS, the Adviser is registered as an investment adviser under the 1940 Act and serves as investment adviser to the Trust;

     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE I

                              Sale of Trust Shares

     1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 11:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.4 Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid for no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time. If the Trust provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the separate accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported to the Company promptly upon discovery.

     1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans as provided under Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Code"), to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

                                   ARTICLE II
                           Obligations of the Parties

        2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section
2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

     2.3 The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

     2.4 The Company agrees and acknowledges that the Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Adviser. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

     2.5 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or the Adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.7 Neither the Trust nor the Adviser shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.8 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

     2.9 The Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust of any changes in such laws.

     2.10 For purposes of this Article, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, video tape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles,) educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD Rules, the 1940 Act or the 1933 Act.

                                   ARTICLE III
                         Representations and Warranties

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New Jersey and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2 The Company represents and warrants that each Account (1) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

        3.3 The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.5 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code. In the event of a breach of this Article by a Portfolio, the Portfolio will take all reasonable steps to notify the Company of such breach and to adequately diversify the Portfolio so as to achieve compliance with the grace period afforded by Treasury Regulation 1.817-5.

     3.7 The Trust represents that it is currently qualified as a regulated investment company under Subchapter M of the Code, that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                                   ARTICLE IV
                               Potential Conflicts

     4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all 1of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonable request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                    ARTICLE V
                                 Indemnification

     5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, the Adviser, and each of their Trustees or Directors, officers, employees and agents and each person, if any, who controls the Trust or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
     Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in
     Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the Company; or

          (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 Indemnification Bv the Trust and the Adviser. The Trust and Adviser agree to indemnify and hold harmless the Company and each of its directors, the Adviser, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

          (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article
     V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or the Adviser or persons under their control, with respect to the sale or acquisition of the Contracts or Trust shares; or

          (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser; or

          (d) arise out of or result from any failure by the Trust or the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

          (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Adviser.

     5.3 None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4 None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

     5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     5.6 The indemnifications provided by the parties hereunder are in addition to any liability the parties may otherwise have.

                                   ARTICLE VI
                                   Termination

     6.1 This Agreement may be terminated by any party for any reason by ninety
(90) days advance written notice delivered to the other parties.

     6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3.

     6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                   ARTICLE VII
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to the Trust or the Adviser:

                         100 Fillmore Street, Suite 300
                         Denver, Colorado 80206
                         Attention: David C. Tucker, Esq.

            If to the Company:

                         Prudential Insurance Company of America
                         751 Broad Street, 21 Plaza
                         Newark, New Jersey 07102
                         Attention: Mary L. Cavanaugh, Esq.

                                  ARTICLE VIII
                                  Miscellaneous

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written approval of the other parties.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                  PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                  By: /s/ DEBRA GOLDBERG
                                      --------------------------
                                      Name:  Debra Goldberg
                                      Title: Vice President, Marketing


                                  JANUS ASPEN SERIES

                                  By: /s/ BONNIE HOWE
                                      ---------------------------
                                      Name:  Bonnie Howe
                                      Title: Assistant Vice President


                                  JANUS CAPITAL CORPORATION

                                  By: /s/ STEPHEN L. STIENEKER
                                      ----------------------------
                                      Name:  Stephen L. Stieneker
                                      Title: Vice President of Compliance

                                   Schedule A

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                      Contracts Funded
Date Established by Board of Directors            By Separate Account
--------------------------------------            -------------------

Prudential Variable Contract Account GI-2         Group Variable Universal Life
ets. June 24, 1988                                Insurance Contracts

                             PARTICIPATION AGREEMENT

                                      AMONG

                          MFS VARIABLE INSURANCE TRUST,

                     PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                       AND

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

     THIS AGREEMENT, made and entered into this 11th day of April 1997, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), PRUDENTIAL INSURANCE COMPANY OF AMERICA, an insurance company organized under the laws of the state of New Jersey (the "Company"), on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, shares of beneficial interest of the Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

     WHEREAS, the series of shares of the Trust offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto (each, a "Portfolio," and, collectively, the "Portfolios");

     WHEREAS, MFS is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended. and any applicable state securities law, and is the Trust's investment adviser;

     WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

     WHEREAS, MFS Fund Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, Prudential Investment Management Services, L.L.C. ("PIMS"), the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and the Trust intends to sell such Shares to the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

        1.1. The Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such orders by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

        1.2. The Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.

        1.3. The Trust and MFS agree that the Shares will be sold only to insurance companies which have entered into participation agreements with the Trust and MFS (the "Participating Insurance Companies") and their separate accounts, qualified pension and retirement plans and MFS or its affiliates in accordance with Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Trust and MFS will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles III and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to the Trust or its agents.

        1.4. The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

        1.5. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

        1.6. In the event of net purchases, the Company shall pay for the Shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section
        1.1. hereof. In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire.

        1.7. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

        1.8. The Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

        1.9. The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that the Trust is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company. If the Trust provides materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.

ARTICLE II, CERTAIN REPRESENTATIONS. WARRANTIES AND COVENANTS

        2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

        2.2. The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or MFS immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

        2.3. The Company represents and warrants that PIMS, the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and PIMS will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

        2.4. The Trust and MFS represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

        2.5. MFS represents and warrants that the Underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust and MFS represent that the Trust and the Underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

        2.6. The Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

        2.7. MFS represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFS represents and warrants that it is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that it is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

        2.8. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS: VOTING

        3.1. At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts. the Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready" or diskette format, the Trust shall be responsible for providing the prospectus in the format in which it or MFS is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (i.e., typesetting expenses), and the Company shall bear the expense of adjusting or changing the formal to conform with any of its prospectuses.

        3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

        3.3. The Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.

        3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

        3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

        3.6. If and to the extent required by law, the Company shall:

               (a)  solicit voting instructions from Policy owners;

               (b) vote the Shares in accordance with instructions received from Policy owners; and

               (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners;

        so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and MFS will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV. SALES MATERIAL AND INFORMATION

        4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS are named, at least three
        (3) Business Days prior to its use. No such material shall be used if the Trust, MFS, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

        4.2. The Company shall not give any information or make any representations or statement on behalf of the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS or concerning the Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, MFS or their respective designees, except with the permission of the Trust, MFS or their respective designees. The Trust, MFS or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) is so used, and neither the Trust, MFS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

        4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

        4.4. The Trust and MFS shall not give, and agree that the Underwriter shall not give, any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or distributor of the Policies.

        4.5. The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and the Trust shall also each promptly inform the other or the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, the Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

        4.6. The Trust and MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and MFS will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

        4.7. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES

        5.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Trust, except that if the Trust or any Portfolio adopts and implements a plan pursuant to Rule 12b-I under the 1940 Act to finance distribution and Shareholder servicing expenses, then, subject to obtaining any required exemptive orders or regulatory approvals, the Trust may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Trust in writing. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expense initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.

        5.2. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-l under the 1940 Act. The Trust shall not bear any expenses of marketing the Policies.

        5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Policies and of distributing the Trust's Shareholder reports and proxy materials to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.

        5.4. MFS will quarterly reimburse the Company certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership by Policy owners of shares of the Portfolios of the Trust, equal to 0.15% per annum of the net assets of the Trust attributable to variable life or variable annuity contracts offered by Company or its affiliates up to $100 million and 0.20% per annum of the net assets of the Trust attributable to such contracts over $100 million. In no event shall such fee be paid by the Trust, its shareholders or by the Policy holders.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

        6.1. The Trust and MFS represent and warrant that each Portfolio of the Trust will meet the diversification requirements of Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these Sections), as if those requirements applied directly to each such Portfolio. In the event that any Portfolio is not so diversified at the end of any applicabIe quarter, the Trust and MFS will make every effort to (a) adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817-5 and (b) notify the Company.

        6.2 The Trust and MFS represent that each Portfolio of the Trust will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that every effort will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust or its designee will notify the Company promptly upon having a reasonable basis for believing that any Portfolio of the Trust has ceased to so qualify or that any Portfolio might not so qualify in the future.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

        7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

        7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregard. The Company also agrees that, if a material irreconcilable conflict arises, it will. at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

        7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

        7.4. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shares funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

        8.1. INDEMNIFICATION BY THE COMPANY

             The Company agrees to indemnify and hold harmless the Trust, MFS, any affiliates of MFS, and each of their respective directors/trustees, officers and each person, if any, who controls the Trust or MFS within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the commission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust or MFS for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or this designee, or persons under its control and on which the Company has reasonably relied) or wrongfull conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

        (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

          (e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; as limited by and in accordance with the provisions of this Article VIII.

        8.2. INDEMNIFICATION BY THE TRUST

             The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, MFS, the Underwriter or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statement or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by the Trust, MFS, the Underwriter or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements or a failure to qualify as a registered investment company, each as specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

          (d) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

          (e) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the Agreement;

        as limited by and in accordance with the provisions of this Article
        VIII.

        8.3. In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

        8.4. Neither the Company nor the Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        8.5. Promptly after receipt by an Indemnified Party under this Section
        8.5. of commencement of action, such Indemnified Party will. if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

        8.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

        8.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this
        Article VIII. The indemnification provisions contained in this Article VIII are in addition to any liability the parties may otherwise have.

ARTICLE IX. APPLICABLE LAW

        9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

        9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS

      The Trust, MFS, and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. TERMINATION

        11.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

               (a) at the option of any party upon six (6) months' advance written notice to the other parties; or

               (b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

               (c) at the option of the Trust or MFS upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

               (d) at the opt ion of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or MFS' duties under this Agreement or related to the sale of the Shares; or

               (e) at the option of the Company, the Trust or MFS upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

               (f) termination by either the Trust or MFS by written notice to the Company, if either one or both of the Trust or MFS respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (g) termination by the Company by written notice to the Trust and MFS, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or MFS has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

               (i) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

        11.2. The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

        11.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

        11.4. Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

        11.5. Notwithstanding any termination of this Agreement, the Trust and MFS shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies. redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Policies.

        11.6. If this Agreement terminates, the parties agree that Article VIII, and to the extent that all or a portion of the assets of the Accounts continue to be invested in the Trust, Articles I, II, III, VI and VII, will remain in effect after termination.

ARTICLE XII. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party Set forth below or at such other address as such party may from time to time specify in writing to the other party.

        If to the Trust:

               MFS VARIABLE INSURANCE TRUST
               500 Boylston Street
               Boston, Massachusetts 02116
               Attn:  Stephen E. Cavan, Secretary

        If to the Company:

               PRUDENTIAL INSURANCE COMPANY OF AMERICA
               751 Broad Street, 21 Plaza
               Newark, NJ 07102-3777
               Attn: Mary L. Cavanaugh,
               Deputy Chief Legal Officer

        If to MFS:

               MASSACHUSETTS FINANCIAL SERVICES COMPANY
               500 Boylston Street
               Boston, Massachusetts 02116
               Attn:  Stephen E. Cavan, General Counsel

ARTICLE XIII. MISCELLANEOUS

        13.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

        13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        13.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

        13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        13.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

        13.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

        13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        13.8. A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachuseus. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                      PRUDENTIAL INSURANCE COMPANY OF AMERICA
                      By its authorized officer,

                      By: /s/ DEBRA GOLDBERG
                      ---------------------------------
                      Name:   Debra Goldberg
                      Title:  Vice President, Marketing


                      MFS VARIABLE INSURANCE TRUST, ON BEHALF OF THE PORTFOLIOS By its authorized officer and not individually

                      By: /s/ A. KEITH BRODKIN
                      ----------------------------------
                      Name:  A. Keith Brodkin
                      Title: Chairman


                      MASSACHUSETTS FINANCIAL SERVICES COMPANY
                      By its authorized officer,

                      By: /s/ ARNOLD D. SCOTT
                      ------------------------------------------
                      Name:  Arnold D. Scott
                      Title: Senior Executive Vice President

                                                            As of_______________

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

==================================================================================================
      NAME OF SEPARATE
      ACCOUNT AND DATE                        POLICIES FUNDED                PORTFOLIOS
ESTABLISHED BY BOARD OF DIRECTORS          BY SEPARATE ACCOUNT         APPLICABLE TO POLICIES
==================================================================================================
    THE PRUDENTIAL VARIABLE             GROUP VARIABLE UNIVERSAL            MFS BOND SERIES
    CONTRACT ACCOUNT GI-2               LIFE INSURANCE CONTRACT       MFS EMERGING GROWTH SERIES
       (EST. 6/24/88)                        SERIES #89759           MFS GROWTH AND INCOME SERIES
                                                                        MFS HIGH INCOME SERIES
                                                                     MFS LIMITED MATURITY SERIES
                                                                        MFS MONEY MARKET SERIES
                                                                          MFS RESEARCH SERIES
                                                                        MFS TOTAL RETURN SERIES
                                                                          MFS UTILITIES SERIES
                                                                           MFS VALUE SERIES
                                                                      MFS WORLD GOVERNMENTS SERIES
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


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